Exhibit 99.1

Mullen Announces Result of Special Meeting of Shareholders

Shareholders approve all proxy related proposals: company has no plans at current time to effect a reverse stock split

BREA, Calif., Jan. 25, 2023 (GLOBE NEWSWIRE) -- via InvestorWire -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today after its reconvened Special Meeting of Stockholders, that all proxy proposals have been approved.

The company has no plans at the current time to effect a reverse split. The Company  has until March 6, 2023 to meet the Nasdaq minimum bid requirement of $1.00.  If  the share price of the Company’s stock falls short of the said requirement, the Company intends to seek an extension from NASDAQ to meet the required threshold.  If such extension is granted, compliance of the minimum $1.00 stock share threshold requirement may be extended for a further 180 days until approximately September 6, 2023. If the Company still falls short of the minimum bid requirement, it will effect a reverse stock split at that time to maintain its Nasdaq listing compliance.

Mullen is also a member of the Russell 2000 Index through June of 2023, which requires a minimum stock price of $1.00 for inclusion.  The Russell Index will rebalance in June of 2023, at which time, if the share price of the Company’s stock falls short of the minimum $1.00 threshold required, Mullen will evaluate if it is in the best interest of shareholders to initiate a reverse stock split for continued inclusion in the Russell 2000 index.

Additional details can be found on the Company’s recently filed SEC Form 8-K and subsequent 8-K filed post Special Meeting of Shareholders Jan. 25, 2023.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen I-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to how Mullen’s stock will perform, whether the Company will be able to regain compliance with the Nasdaq and Russell Index minimum $1.00 share price thresholds and whether the Company will be successful in securing NASDAQ approval to extend the time period for it to regain compliance with the minimum bid threshold.  Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:
Mullen Automotive, Inc.
+1 (714) 613-1900
www.MullenUSA.com

Corporate Communications:
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